SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary information statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒		Definitive information statement
BAD TOYS, INC
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)		Title of each class of securities to which transaction applies:

(2)		Aggregate number of securities to which transaction applies:

(3)		Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)		Proposed maximum aggregate value of transaction:

(5)		Total fee paid:

☐		Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Definitive Information Statement
Dated: August 20, 2004

BAD TOYS, INC.
2344 Woodridge Avenue
Kingsport, Tennessee 37664
(423) 247-9560
INFORMATION STATEMENT

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement (the “Information Statement”) is furnished to the shareholders of Bad Toys, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about August 23, 2004.

The corporate action involves two (2) proposals (the “Proposals”):

1.	To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 40,000,000 shares to 300,000,000 shares.

2.	To change the name of the Company to Bad Toys Holdings, Inc.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON AUGUST 9, 2004 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY’S 9,283,016 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Larry N. Lunan
____________________________
Larry N. Lunan, President,
Chief Executive Officer and Director

Kingsport, Tennessee
August 20, 2004

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TABLE OF CONTENTS
PAGE NO.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY	i
ABOUT THE INFORMATION STATEMENT	1
What is the purpose of the information statement?	1
Who is entitled to notice?	1
What corporate matters will the principal shareholders vote for and how will they vote?	1
What vote is required to approve the proposal?	1
STOCK OWNERSHIP	2
Beneficial Owners	2
PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION	3
Purpose of Increasing the Company’s Authorized Shares of Common Stock	3
Amendment of Articles of Incorporation	4
Advantages and Disadvantages of Increasing Authorized Shares	4
PROPOSAL 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME	5
Purpose of Increasing the Company’s Authorized Shares of Common Stock	5
Description Of Securities	5
Transfer Agent	6
Anti-Takeover Effects Of Provisions Of The Articles of Incorporation	6
Additional Information	6
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	6
PROPOSALS BY SECURITY HOLDERS	6
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	7

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BAD TOYS, INC.
2344 Woodridge Avenue
Kingsport, Tennessee 37664
(423) 247-9560
_____________________

DEFINITIVE INFORMATION STATEMENT
August 20, 2004
_________________________

This information statement contains information related to certain corporate actions of Bad Toys, Inc. a Nevada corporation (the “Company”), and is expected to be mailed to shareholders on or about August 23, 2004.

ABOUT THE INFORMATION STATEMENT

What is the purpose of the information statement?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principal shareholders. Shareholders holding a majority of the Company’s outstanding common stock are expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place September 17, 2004, consisting of the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized common stock to 300,000,000 shares, and to change the name of the Company to Bad Toys Holdings, Inc.

Who is entitled to notice?

Each holder of an outstanding share of common stock of record on the close of business on the Record Date, August 9, 2004, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company’s 9,283,016 issued and outstanding shares of common stock have indicated that they will vote in favor of the Proposals. Under Nevada Corporate Law, all of the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

What corporate matters will the principal shareholders vote for and how will they vote?

Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matters:

FOR the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 40,000,000 to 300,000,000 shares (see page 4).

FOR the approval of an amendment to the Company’s Articles of Incorporation to change the name of the Company to Bad Toys Holdings, Inc. (see page 5)

What vote is required to approve the proposal?

Increase Authorized Shares of Common Stock. For the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 40,000,000 to 300,000,000, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 4,641,509 will be required for approval. Shareholders holding in excess of 4,641,509 shares have indicated that they will vote for the approval of the amendment.

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Change the name of the Company. For the approval of the amendment to the Company’s Articles of Incorporation to change the name of the Company to Bad Toys Holdings, Inc. the affirmative vote of a majority of the shares of common stock outstanding on the Record Date of 4,641,509 will be required for approval. Shareholders holding in excess of 4,641,509 shares have indicated that they will vote for the approval of the amendment.

STOCK OWNERSHIP

Beneficial Owners

As of August 20, 2004, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company’s common stock. Unless otherwise indicated, beneficial ownership is direct and the persons indicated have sole voting and investment power. As of August 20, 2004, the Company had 9,283,016 shares of common stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Common	Larry N. Lunan(3) 2344 Woodridge Avenue, Kingsport, TN 37664	3,010,586	32.4

	Susan H. Lunan(3) 2344 Woodridge Avenue, Kingsport, TN 37664	1,684,535	18.1

	Total:	4,695,121	50.5

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SECURITY OWNERSHIP OF MANAGEMENT
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common	Larry N. Lunan(3) 2344 Woodridge Avenue, Kingsport, TN 37664	3,010,586	32.4
	Roger A. Warren 17130 Redhill Avenue, Irvine, CA 92714	100,000.01
	Clinton L. Hubbard 10 Rivera, Cote De Casa, CA 92679	231,000	2.5
Total:	All Directors & Officers and Beneficial Owners as a Group	3,341,586	34.91

_______________

(1)	Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.

(2)	Applicable percentage of ownership is based on 9,283,016 shares of common stock outstanding as of August 20, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 20, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Larry and Susan Lunan are husband and wife. Each disclaims beneficial ownership of the other’s shares of Bad Toys common stock and preferred stock. Mr. Lunan owns 3,010,586 shares of common stock and 409, 444 shares of preferred stock and Mrs. Lunan owns 1,684,535 shares of common stock and 409,444 shares of preferred stock. Each share of preferred stock is convertible into 10 shares of common stock.

PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION

The amendment to the Company's Articles of Incorporation provides for the authorization of 260,000,000 additional shares of the Company's common stock. As of August 9, 2004, 9,283,016 shares of the Company's common stock were issued and outstanding.

                The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State. The first sentence of Article IV, Authorized Shares, of the Articles of Incorporation shall be changed as follows:

                The aggregate number of shares of stock authorized to be issued by this corporation shall be Three Hundred Million (300,000,000) shares of common stock, each with a par value of $.001 and 10,000,000 shares of Preferred Stock , each with a par value of $.01.

Purpose of Increasing the Company’s Authorized Shares of Common Stock

Financing

 Some of the additional authorized shares may be used to obtain financing under a Standby Equity Distribution Agreement the Company entered into with Cornell Capital Partners, LP on June 2, 2004. Pursuant to that Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock to receive up to $12 million in financing. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay the Company 98% of, or a 2% discount to, the lowest volume weighted average price of the Company’s common stock on the Over-the-Counter Bulletin Board or other principal market on which the common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement.

On July 15, 2004, Bad Toys filed a registration statement registering 6,872,082 shares of common stock in connection with the Standby Equity Distribution Agreement, among other shares. The Securities and Exchange Commission declared the registration statement effective on August 2, 2004. The Company will use the 6,872,082 shares it has registered to sell to Cornell Capital Partners to receive the financing that is available under the Standby Equity Distribution Agreement. If, however, the price of the Company’s common stock per share drops, the Company will need to register more shares under a separate registration statement to fully realize all of the $12,000,000 that is available under the Standby Equity Distribution Agreement.

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Forward Split

The Company’s Board of Directors has determined that it is in the Company’s best interest to perform a forward split of its common stock. As a result of the split, the Company would offer to its current shareholders two shares of its common stock for every one share held by such shareholders. Some of the additional shares would be used to perform the forward split.

General Corporate Purposes

In addition to the reasons set forth above, the Company’s directors believe that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions, stock dividends, stock splits and other general corporate purposes. The Company’s directors believe that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

Amendment of Articles of Incorporation

The amendment to the Company’s Articles of Incorporation provides for the authorization of 260,000,000 additional shares of the Company’s common stock. As of August 9, 2004, 9,283,016 shares of the Company’s common stock were issued and outstanding.

The amendment to the Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State the first sentence of Article IV, Authorized shares Article IV of the Articles of Incorporation shall be changed as follows:

The aggregate number of shares of stock authorized to be issued by this corporation shall be Three Hundred Million (300,000,000) shares of common stock, each with a par value of $.01, and 10,000,000 shares of Prefered Stock, each with a par value of $.01.

Advantages and Disadvantages of Increasing Authorized Shares

There are certain advantages and disadvantages of voting for an increase in the Company’s authorized common stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

•	To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•	Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

•	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

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PROPOSAL 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION

TO CHANGE THE COMPANY’S NAME

The Company’s directors propose an amendment to the Company’s Articles of Incorporation to change the name of the Company from Bad Toys, Inc. to Bad Toys Holdings, Inc.

Purpose of Increasing the Company’s Authorized Shares of Common Stock

The Company’s directors believe it is in the Company’s best interest to establish a holding company. Bad Toys Holdings, Inc. will become the parent corporation under which subsidiary corporations are organized. We intent that Bad Toys subsidiaries will later be organized to pursue other related businesses such as retail, services and production related to the custom motorcycle industry.

Description Of Securities

General

The Company’s authorized capital consists of 40,000,000 shares of common stock, par value $0.001 per share. On August 9, 2004, there were 9,283,016 outstanding shares of common stock and 818,888 shares of convertible preferred stock. Set forth below is a description of certain provisions relating to the Company’s capital stock. For additional information, please refer to the Company’s Articles of Incorporation and By-Laws and the Nevada General Corporate Laws.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board of Directors out of the funds legally available therefore at that time. It is the Company’s present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

The purchase price of preferred stock is $1.00 per share with a dividend rate of 10% per annum on a cumulative basis. Preferred Stock has a liquidation preference over common stock and is convertible to common stock at a 1:10 ration. It is redeemable at $1.00 per share plus accumulated dividends. As of August 9, 2004, we had 818,888 shares of convertible preferred stock outstanding.

Warrants

The Company has not issued any warrants since inception.

Options

The Company has not issued any options since inception.

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Dividends

The Company has not declared or paid cash dividends on its common stock since its inception and the Company does not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, the Company’s operations, its capital requirements, and its overall financial condition.

Transfer Agent

The Company’s transfer agent is Nevada Agency & Trust Company. Its telephone number is (775) 322-0626.

Anti-Takeover Effects Of Provisions Of The Articles of Incorporation

Authorized but unissued shares of common stock and preferred stock would be available for future issuance without our shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company’s Board of Directors’ desires at that time. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

Additional Information

Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, and the Company’s Quarterly Report on Form 10-QSB for the six months ended June 30, 2004 which are being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Information statement will include a manually signed copy of the accountant’s report.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)    No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)    No director of the Company has informed the Company that he intends to oppose the proposed action to be taken by the Company set forth in this information statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this information statement.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 2344 Woodridge Avenue, Kingsport, Tennessee 37664; or by calling the Company at (423) 247-9560 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

By Order of the Board of Directors

/s/ Larry N. Lunan
Larry N. Lunan
President, Chief Executive Officer and Director

Kingsport, Tennessee
August 20, 2004

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